UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012

TurboSonic Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21832	13-1949528
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

550 Parkside Drive, Suite A-14
Waterloo, Ontario N2L 5V4 Canada
(Address of principal executive offices)

Registrant’s telephone number: (519) 885-5513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 10, 2012, we entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”) with MEGTEC Systems, Inc. (which we refer to as “MEGTEC”) and MTS WSP, Inc. (which we refer to as the “Merger Sub”), an entity wholly-owned by MEGTEC. Pursuant to the merger agreement, Merger Sub would be merged with and into TurboSonic and we would continue as the surviving corporation.

If the merger agreement is adopted by our stockholders and the merger is consummated, all of our outstanding shares of common stock (other than shares owned by stockholders perfecting dissenters’ rights under Delaware law) will be cancelled and converted automatically into the right to receive a cash payment equal to $0.21 per share. Consummation of the merger is subject to certain conditions, including, among others:

  approval of the merger agreement by the holders of a majority of the outstanding shares of our common stock; and
  the total number of dissenting shares shall not exceed 10% of the outstanding shares of our common stock.

Simultaneously with the merger agreement, MEGTEC entered into a voting agreement with our founder, executive officers and directors in which they have agreed to vote their shares of our common stock in favor of the adoption of the merger agreement. As of the date hereof, the stockholders who have signed the voting agreement collectively own of record shares of our common stock representing approximately 20.6% of the aggregate voting power entitled to vote on the merger agreement.

Under the terms of the merger agreement, we are permitted to solicit alternative acquisition proposals from third parties through October 24, 2012 and we intend to consider any such proposals. After that time and until November 7, 2012, we may, subject to certain conditions, continue negotiations with any person who has submitted a written alternative acquisition proposal by October 24, 2012 that the majority of the Board believes is a superior proposal to the proposed merger with MEGTEC. In addition, subject to the terms of the merger agreement, we may respond to unsolicited alternative acquisition proposals. There can be no assurance that any such proposal will be received or that any proposal will result in an alternative acquisition transaction.

Subject to the terms of the merger agreement, under certain circumstances, a break-up fee of $200,000 may be payable to MEGTEC in connection with the termination of the merger agreement. In addition, we have agreed to reimburse MEGTEC and Merger Sub for their expenses (but not in excess of $400,000) if the merger agreement is terminated by us because we pursue an alternative acquisition and under certain other circumstances, as described in Section 7.2(b) of the merger agreement.

The merger agreement may be terminated by either MEGTEC or us if the merger has not been consummated by April 10, 2013; provided that the right to terminate shall not be available to any party whose failure to perform its obligations under the merger agreement has been the cause of the failure of the merger to be consummated.

In connection with the merger agreement, we also entered into a secured promissory note and related security agreements with MEGTEC. Under the terms of the secured promissory note, MEGTEC agreed to make available to us a credit facility of $1,000,000, which we may draw down in whole, but not in part, at any time prior to the maturity date and which we may use for working capital or general corporate purposes. The note bears interest at 10% per annum commencing on the date of the drawdown and matures on the first anniversary of the drawdown. Under certain circumstances described in the secured promissory note, including if we undergo an alternative transaction with other party, the maturity date of the note may be accelerated. In that event, the outstanding principal amount of the note and accrued and unpaid interest would be applied, under certain circumstances, to payment of the initial license fee under an intellectual property license agreement entered into with MEGTEC at the same time as the secured promissory note. The credit facility is collateralized by a second lien security agreement covering substantially all of our assets in the United States, separate United States trademark and patent security agreements and a general security agreement covering substantially all of our assets in Canada. The liens created by these security agreements are subordinate to the liens against our assets in favor of HSBC Bank Canada, our existing lender.

We also entered into an intellectual property license agreement with MEGTEC under which, subject to the terms and conditions of that agreement, MEGTEC is granted upon the occurrence of certain triggering events specified in the agreement, including termination of the merger or if we undergo an alternative transaction with another party, a perpetual license in India, China and the United States (which is exclusive in India and China and non-exclusive in the United States) to use substantially all of our patents, trademarks, copyrighted materials and other intellectual property relating to air pollution control and liquid atomization technologies in industrial commercial and institutional applications, but specifically excluding any fossil fuel fired combustion units of more than 25 megawatts that serves a generator that produces electricity for sale. The license agreement provides for an initial license fee of $1,000,000, which may be paid by applying the unpaid principal amount and accrued and unpaid interest under the secured promissory note with MEGTEC. Under certain circumstances described in the license agreement, we have the right for 30 days after the occurrence of certain triggering events to buy back the license for $1,000,000 plus the amount of interest that would have accrued under the secured promissory note from the date of payment of the initial license fee to the date we exercise our buy-back right. The license agreement also requires MEGTEC to pay annual royalties of 3% of net sales, as defined in the license agreement, for the first five years of the license , after which the royalty is to be renegotiated in good faith. Beginning in the third year, if MEGTEC fails to pay at least $250,000 in royalties the license in India and China converts to a non-exclusive license.

Following the consummation of the merger, our common stock will no longer be quoted on the OTC Quote Board (OTCQB), the registration of our common stock under Section 12 of the Securities Exchange Act of 1934 will be terminated, and we will be a private company that is wholly-owned by MEGTEC.

The descriptions of the merger agreement, the secured promissory note, the intellectual property license agreement and the various security agreements in this Item 1.01 are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 2.1, 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5 to this report, and are incorporated herein by this reference.

Additional Information about the Transaction and Where to Find it.

In connection with the proposed merger, we will file a proxy statement and relevant documents concerning the proposed merger with the SEC relating to the solicitation of proxies to vote at a special meeting of stockholders to be called to approve the proposed merger. The definitive proxy statement will be mailed to our stockholders in advance of the special meeting. Our stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about our company and the proposed merger. Stockholders may obtain a free copy of the proxy statement and other relevant documents filed by us with the SEC (when available) at the SEC’s website at www.sec.gov. We and our directors and certain executive officers may be deemed to be participants in the solicitation of proxies from our stockholders in respect of the proposed merger. Information about our directors and executive officers and their respective interests in our company as security holders or otherwise is set forth in our proxy statements and annual reports on Form 10-K, previously filed with the SEC. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the merger when it becomes available. Each of these documents is, or will be, available for free at the SEC’s website at www.sec.gov and at the TurboSonic Investor Relations web site at: http://www.turbosonic.com/investor-rel.

This current report on Form 8-K includes forward-looking statements within the meaning of the federal securities laws that are subject to risks and uncertainties, including the inability to satisfy the conditions to the proposed transaction, general economic conditions, and other factors that may be identified in filings made with the SEC by TurboSonic Technologies.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 10, 2012, by and among MEGTEC Systems, Inc., MTS WSP, Inc. and TurboSonic Technologies, Inc.

4.1	Secured Promissory Note, dated as of October 10, 2012, among TurboSonic Technologies, Inc., TurboSonic Canada, Inc. and TurboSonic Inc., as borrowers, and MEGTEC Systems, Inc., as lender thereto

10.1

Intellectual Property License Agreement, dated as of October 10, 2012, by and between MEGTEC Systems, Inc., and its direct, wholly-owned subsidiaries, as licensee, and TurboSonic Technologies Inc. and TurboSonic Inc. and their direct wholly-owned subsidiaries, as Licensor

10.2	Second Lien Security Agreement, dated as of October 10, 2012, by and between TurboSonic Technologies, Inc., as debtor, and MEGTEC Systems, Inc., as secured party

10.3	Trademark Security Agreement, dated as of October 10, 2012, by and between TurboSonic Technologies, Inc., as debtor, and MEGTEC Systems, Inc., as secured party

10.4	Patent Security Agreement, dated as of October 10, 2012, by and between TurboSonic Technologies, Inc., as debtor, and MEGTEC Systems, Inc., as secured party

10.5

General Security Agreement, dated as of October 10, 2012, by and among TurboSonic Technologies, Inc., TurboSonic Canada, Inc. and TurboSonic Inc., as debtors, and MEGTEC Systems, Inc., as secured party

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2012

TURBOSONIC TECHNOLOGIES, INC.

By: /s/ Edward F. Spink
Name: Edward F. Spink
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 10, 2012, by and among MEGTEC Systems, Inc., MTS WSP, Inc. and TurboSonic Technologies, Inc.

4.1	Secured Promissory Note, dated as of October 10, 2012, among TurboSonic Technologies, Inc., TurboSonic Canada, Inc. and TurboSonic Inc., as borrowers, and MEGTEC Systems, Inc., as lender thereto

10.1

Intellectual Property License Agreement, dated as of October 10, 2012, by and between MEGTEC Systems, Inc., and its direct, wholly-owned subsidiaries, as licensee, and TurboSonic Technologies Inc. and TurboSonic Inc. and their direct wholly-owned subsidiaries, as Licensor

10.2	Second Lien Security Agreement, dated as of October 10, 2012, by and between TurboSonic Technologies, Inc., as debtor, and MEGTEC Systems, Inc., as secured party

10.3	Trademark Security Agreement, dated as of October 10, 2012, by and between TurboSonic Technologies, Inc., as debtor, and MEGTEC Systems, Inc., as secured party

10.4	Patent Security Agreement, dated as of October 10, 2012, by and between TurboSonic Technologies, Inc., as debtor, and MEGTEC Systems, Inc., as secured party

10.5

General Security Agreement, dated as of October 10, 2012, by and among TurboSonic Technologies, Inc., TurboSonic Canada, Inc. and TurboSonic Inc., as debtors, and MEGTEC Systems, Inc., as secured party